Exhibit 11

KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

EARNINGS PER SHARE FROM CONTINUING OPERATIONS
	(Unaudited) Three Months Ended March 31, 2009			(Unaudited) Three Months Ended March 31, 2008
(Amounts in Thousands, Except for Per Share Data)	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings (Loss) Per Share from Continuing Operations:
Dividends Declared	$ 492	$ 1,333	$ 1,825	$ 1,865	$ 4,060	$ 5,925
Undistributed Earnings (Loss)	664	1,625	2,289	(2,156)	(4,658)	(6,814)
Income (Loss) from Continuing Operations	$ 1,156	$ 2,958	$ 4,114	$ (291)	$ (598)	$ (889)
Average Basic Shares Outstanding	10,822	26,464	37,286	11,686	25,256	36,942
Basic Earnings (Loss) Per Share from Continuing Operations	$ 0.11	$ 0.11		$ (0.02)	$ (0.02)
Diluted Earnings (Loss) Per Share from Continuing Operations:
Dividends Declared and Assumed
Dividends on Dilutive Shares	$ 492	$ 1,333	$ 1,825	$ 1,865	$ 4,060	$ 5,925
Undistributed Earnings (Loss)	669	1,620	2,289	(2,156)	(4,658)	(6,814)
Income (Loss) from Continuing Operations	$ 1,161	$ 2,953	$ 4,114	$ (291)	$ (598)	$ (889)
Average Diluted Shares Outstanding	10,946	26,489	37,435	11,686	25,256	36,942
Diluted Earnings (Loss) Per Share from Continuing Operations	$ 0.11	$ 0.11		$ (0.02)	$ (0.02)
Reconciliation of Basic and Diluted EPS from
Continuing Operations Calculations:
Income (Loss) from Continuing Operations
Used for Basic EPS Calculation	$ 1,156	$ 2,958	$ 4,114	$ (291)	$ (598)	$ (889)
Assumed Dividends Payable on Dilutive Shares:
Stock options	-0-	-0-	-0-	-0-	-0-	-0-
Performance shares	-0-	-0-	-0-	-0-	-0-	-0-
Increase (Reduction) of Undistributed
Earnings (Loss) - allocated based on
Class A and Class B shares	5	(5)	-0-	-0-	-0-	-0-
Income (Loss) from Continuing Operations Used for Diluted EPS Calculation	$ 1,161	$ 2,953	$ 4,114	$ (291)	$ (598)	$ (889)
Average Shares Outstanding for Basic EPS Calculation	10,822	26,464	37,286	11,686	25,256	36,942
Dilutive Effect of Average Outstanding:
Stock options	-0-	-0-	-0-	-0-	-0-	-0-
Performance shares	-0-	-0-	-0-	-0-	-0-	-0-
Restricted share units	124	25	149	-0-	-0-	-0-
Average Shares Outstanding for Diluted EPS Calculation	10,946	26,489	37,435	11,686	25,256	36,942
Included in dividends declared for the basic and diluted earnings per share computation are dividends computed and accrued on unvested Class A and Class B restricted share units, which will be paid by a conversion to the equivalent value of common shares after a vesting period.
All of the 748,000 average outstanding stock options were antidilutive and were excluded from the dilutive calculations for the quarter ended March 31, 2009. In addition, all of the 45,000 performance shares were antidilutive and were excluded from the dilutive calculation for the quarter ended March 31, 2009. For the quarter ended March 31, 2008, all stock compensation awards were antidilutive, as a result of the loss from continuing operations, and were excluded from the dilutive calculation, including 784,000 average stock options, 360,000 average restricted share units, and 124,000 average performance shares.

EARNINGS PER SHARE FROM CONTINUING OPERATIONS
	(Unaudited) Nine Months Ended March 31, 2009			(Unaudited) Nine Months Ended March 31, 2008
(Amounts in Thousands, Except for Per Share Data)	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings Per Share from Continuing Operations:
Dividends Declared	$ 4,119	$ 9,613	$13,732	$ 5,613	$12,172	$17,785
Undistributed Earnings (Loss)	224	524	748	(2,479)	(5,393)	(7,872)
Income from Continuing Operations	$ 4,343	$10,137	$14,480	$ 3,134	$ 6,779	$ 9,913
Average Basic Shares Outstanding	11,139	25,980	37,119	11,702	25,465	37,167
Basic Earnings Per Share from Continuing Operations	$ 0.39	$ 0.39		$ 0.27	$ 0.27
Diluted Earnings Per Share from Continuing Operations:
Dividends Declared and Assumed
Dividends on Dilutive Shares	$ 4,127	$ 9,613	$13,740	$ 5,686	$12,178	$17,864
Undistributed Earnings (Loss)	224	516	740	(2,556)	(5,395)	(7,951)
Income from Continuing Operations	$ 4,351	$10,129	$14,480	$ 3,130	$ 6,783	$ 9,913
Average Diluted Shares Outstanding	11,277	26,004	37,281	12,108	25,554	37,662
Diluted Earnings Per Share from Continuing Operations	$ 0.39	$ 0.39		$ 0.26	$ 0.27
Reconciliation of Basic and Diluted EPS from
Continuing Operations Calculations:
Income from Continuing Operations
Used for Basic EPS Calculation	$ 4,343	$10,137	$14,480	$ 3,134	$ 6,779	$ 9,913
Assumed Dividends Payable on Dilutive Shares:
Stock options	-0-	-0-	-0-	-0-	-0-	-0-
Performance shares	8	-0-	8	73	6	79
Reduction of Undistributed
Earnings (Loss) - allocated based on
Class A and Class B shares	-0-	(8)	(8)	(77)	(2)	(79)
Income from Continuing Operations Used for Diluted EPS Calculation	$ 4,351	$10,129	$14,480	$ 3,130	$ 6,783	$ 9,913
Average Shares Outstanding for Basic EPS Calculation	11,139	25,980	37,119	11,702	25,465	37,167
Dilutive Effect of Average Outstanding:
Stock options	-0-	-0-	-0-	-0-	-0-	-0-
Performance shares	21	1	22	158	13	171
Restricted share units	117	23	140	248	76	324
Average Shares Outstanding for Diluted EPS Calculation	11,277	26,004	37,281	12,108	25,554	37,662
Included in dividends declared for the basic and diluted earnings per share computation are dividends computed and accrued on unvested Class A and Class B restricted share units, which will be paid by a conversion to the equivalent value of common shares after a vesting period.
All of the 756,000 and 796,000 average outstanding stock options were antidilutive and were excluded from the dilutive calculations for the nine months ended March 31, 2009 and 2008, respectively.

KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

LOSS PER SHARE FROM DISCONTINUED OPERATIONS
	(Unaudited)	(Unaudited)
	Three Months Ended	Three Months Ended
	March 31, 2009	March 31, 2008
Basic:
Class A	$ 0.00	$ 0.00
Class B	$ 0.00	$ 0.00
Diluted:
Class A	$ 0.00	$ 0.00
Class B	$ 0.00	$ 0.00

	(Unaudited)	(Unaudited)
	Nine Months Ended	Nine Months Ended
	March 31, 2009	March 31, 2008
Basic:
Class A	$ 0.00	$ (0.01)
Class B	$ 0.00	$ (0.01)
Diluted:
Class A	$ 0.00	$ 0.00
Class B	$ 0.00	$ (0.01)

KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

EARNINGS PER SHARE (INCLUDING DISCONTINUED OPERATIONS)
	(Unaudited) Three Months Ended March 31, 2009			(Unaudited) Three Months Ended March 31, 2008
(Amounts in Thousands, Except for Per Share Data)	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings (Loss) Per Share:
Dividends Declared	$ 492	$ 1,333	$ 1,825	$ 1,865	$ 4,060	$ 5,925
Undistributed Earnings (Loss)	664	1,625	2,289	(2,156)	(4,658)	(6,814)
Net Income (Loss)	$ 1,156	$ 2,958	$ 4,114	$ (291)	$ (598)	$ (889)
Average Basic Shares Outstanding	10,822	26,464	37,286	11,686	25,256	36,942
Basic Earnings (Loss) Per Share	$ 0.11	$ 0.11		$ (0.02)	$ (0.02)
Diluted Earnings (Loss) Per Share:
Dividends Declared and Assumed
Dividends on Dilutive Shares	$ 492	$ 1,333	$ 1,825	$ 1,865	$ 4,060	$ 5,925
Undistributed Earnings (Loss)	669	1,620	2,289	(2,156)	(4,658)	(6,814)
Net Income (Loss)	$ 1,161	$ 2,953	$ 4,114	$ (291)	$ (598)	$ (889)
Average Diluted Shares Outstanding	10,946	26,489	37,435	11,686	25,256	36,942
Diluted Earnings (Loss) Per Share	$ 0.11	$ 0.11		$ (0.02)	$ (0.02)
Included in dividends declared for the basic and diluted earnings per share computation are dividends computed and accrued on unvested Class A and Class B restricted share units, which will be paid by a conversion to the equivalent value of common shares after a vesting period.
All of the 748,000 average outstanding stock options were antidilutive and were excluded from the dilutive calculations for the quarter ended March 31, 2009. In addition, all of the 45,000 performance shares were antidilutive and were excluded from the dilutive calculation for the quarter ended March 31, 2009. For the quarter ended March 31, 2008, all stock compensation awards were antidilutive, as a result of the loss from continuing operations, and were excluded from the dilutive calculation, including 784,000 average stock options, 360,000 average restricted share units, and 124,000 average performance shares.
	(Unaudited) Nine Months Ended March 31, 2009			(Unaudited) Nine Months Ended March 31, 2008

(Amounts in Thousands, Except for Per Share Data)	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings Per Share:
Dividends Declared	$ 4,119	$ 9,613	$13,732	$ 5,612	$12,172	$17,784
Undistributed Earnings (Loss)	224	524	748	(2,517)	(5,478)	(7,995)
Net Income	$ 4,343	$10,137	$14,480	$ 3,095	$ 6,694	$ 9,789
Average Basic Shares Outstanding	11,139	25,980	37,119	11,702	25,465	37,167
Basic Earnings Per Share	$ 0.39	$ 0.39		$ 0.26	$ 0.26
Diluted Earnings Per Share:
Dividends Declared and Assumed
Dividends on Dilutive Shares	$ 4,127	$ 9,613	$13,740	$ 5,686	$12,178	$17,864
Undistributed Earnings (Loss)	224	516	740	(2,596)	(5,479)	(8,075)
Net Income	$ 4,351	$10,129	$14,480	$ 3,090	$ 6,699	$ 9,789
Average Diluted Shares Outstanding	11,277	26,004	37,281	12,108	25,554	37,662
Diluted Earnings Per Share	$ 0.39	$ 0.39		$ 0.26	$ 0.26
Included in dividends declared for the basic and diluted earnings per share computation are dividends computed and accrued on unvested Class A and Class B restricted share units, which will be paid by a conversion to the equivalent value of common shares after a vesting period.
All of the 756,000 and 796,000 average outstanding stock options were antidilutive and were excluded from the dilutive calculations for the nine months ended March 31, 2009 and 2008, respectively.